[GRAPHIC]
                                                                         CASCADE
                                                                         BANCORP
                                                           1100 N.W. Wall Street
                                                              Bend, Oregon 97701


March 22, 2002


Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of Cascade Bancorp (the "Company") to be held on Monday, April 22, 2002 at 5:30 p.m. at Bend Golf and Country Club, 61045 Country Club Drive, Bend, Oregon.

     The Notice of Annual Meeting of Shareholders and Proxy Statement are included herein and describes the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company and its subsidiaries. Directors and Officers of the Company, as well as a representative of Symonds, Evans & Company, P.C., the Company's independent auditors, will be present to respond to appropriate shareholder questions.

     Enclosed are the Company's Annual Report and Form 10-K Report as filed with the Securities and Exchange Commission. Among other information, these reports include consolidated financial statements, the report of the independent auditors and management's discussion and analysis of financial condition and results of operations.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR BY MAIL USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.

     Your continued interest and support of Cascade Bancorp are sincerely appreciated.


Sincerely,

/s/ Gregory D. Newton

Gregory D. Newton
Secretary

                                 CASCADE BANCORP
                               1100 NW Wall Street
                               Bend, Oregon 97701


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                   To be Held at Bend Golf and Country Club
                                On April 22, 2002

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Cascade Bancorp (the "Company") will be held on:

                     Monday, April 22, 2002
                     5:30 p.m., Local Time
                     Bend Golf and Country Club
                     61045 Country Club Drive, Bend, Oregon.

     A Proxy and Proxy Statement for the Meeting are enclosed herewith.

     The Meeting is for the purpose of considering and acting upon:

     Item 1. The election of three directors of the Company;

     Item 2. The approval to amend the Articles of Incorporation to increase the number of authorized shares of common stock;

     Item 3. The approval of the 2002 Incentive Stock Option Plan;

     Item 4. Shareholder proposal to implement dividend reinvestment plan;

     Item 5. Shareholder proposal to eliminate the classes of the board of directors and to have all directors elected to one-year terms; and

     Item 6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and at any adjournments or postponements thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Only shareholders of record at the close of business on March 11, 2002 are entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof.

     We urge you to vote your proxy at your earliest convenience via the internet, by telephone or by mail using the enclosed postage-paid reply envelope.


                                              By Order of the Board of
                                              Directors

                                              /s/ Gregory D. Newton

                                              Gregory D. Newton
                                              SECRETARY


Bend, Oregon
March 22, 2002

                             STOCK PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative shareholder return on the Company's common stock during the five years ended December 31, 2001 with: (i) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices and
(ii) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1996, in the Company's common stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all shares issued pursuant to stock dividends and splits.

                               [GRAPHIC OMITTED]

                            Total Return Performance

                                               Period Ending
                           -----------------------------------------------------
Index                      12/31/96 12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
--------------------------------------------------------------------------------
Cascade Bancorp (CACB)      100.00   279.67   262.20   210.31   233.52   342.94
NASDAQ - Total US*          100.00   122.48   172.68   320.89   193.01   153.15
NASDAQ Bank Index*          100.00   167.41   166.33   159.89   182.38   197.44
Northwest Peer Group**      100.00   187.59   222.87   197.70   157.76   198.75

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission. All rights reserved. crsp.com.

** Northwest Peer Group consists of publicly traded commercial banks, w/assets (less than) $1 billion, excluding Cascade Bancorp, Headquartered in Oregon, Washington, and Idaho.

                                 PROXY STATEMENT
                                       OF
                                 CASCADE BANCORP
                              1100 N.W. Wall Street
                               Bend, Oregon 97701
                                 (541) 385-6205

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 22, 2002

     This Proxy Statement and the accompanying form of proxy are being sent to shareholders on or about March 22, 2002, for use in connection with the solicitation of proxies by the Board of Directors of Cascade Bancorp (the "Company"), a financial holding company, to be used at the 2002 Annual Meeting of Shareholders of the Company (hereinafter called the "Meeting") which will be held on Monday, April 22, 2002, at 5:30 p.m., Local Time, at Bend Golf and Country Club, 61045 Country Club Drive, Bend, Oregon 97702, or at any adjournment or adjournments thereof.

                              REVOCATION OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time prior to exercise. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. A proxy may be revoked prior to its exercise upon written notice to the Secretary of the Company or the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and, with respect to other proposals, as recommended by the Board of Directors. The mere presence of a shareholder at the meeting will not revoke a proxy. The presence, in person or by proxy, of a simple majority of the total number of shares of Common Stock outstanding will be necessary to constitute a quorum at the Meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on March 11, 2002 are entitled to one vote for each share held. As of March 11, 2002, the Company had 8,299,969 shares of Common Stock issued and outstanding. The Company did not have any other class of equity securities outstanding on the record date. A simple majority of the total shares voted in person or by proxy is required to elect directors and ratify or approve any other items being voted on, provided that a quorum of the shares is represented.

     Persons and groups who beneficially own in excess of 5 percent of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended, with the Company and the Federal Deposit Insurance Corporation. Based on such reports, management knows of no person who owned more than 5 percent of the outstanding shares of Common Stock as of March 11, 2002.

     The following table sets forth, as of March 11, 2002, certain information as to the shares of Common Stock beneficially owned by all executive officers and directors as a group.

                                         Beneficial Ownership(1)     % of Shares Outstanding
                                         -----------------------     -----------------------
All Executive Officers and
 Directors as a Group (12 persons) ....          814,180(2)                    9.81%

----------
(1) Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children, except as otherwise noted. The named individuals effectively exercise sole or shared voting and investment power over these shares.

(2) Includes 233,862 shares of common stock subject to outstanding stock options, which are exercisable within 60 days of March 11, 2002. Such options were granted under the Company's 1994 Incentive Stock Option Plan. See "Benefits -- Stock Option Plan." Also includes 52,707 shares held in trust in the Company's 401(k) Profit Sharing Plan.

                         ITEM 1. ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of seven directors, who are divided into three classes. The Company's by-laws provide that the number of directors in the class whose term expire at the time of the Meeting shall be elected to hold office for a term of three years. The Board of Directors has nominated each of the following persons for election as a director to serve a three-year term expiring at the Company's Annual Meeting of Shareholders in the year indicated above such person's name:

                                Term Ending 2005

                                  Gary L. Capps
                                James E. Petersen
                                 Ryan R. Patrick

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for a term of three years. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of directors knows of no reason why any nominee might be unavailable to serve.

     The by-laws of the Company do not allow nominations from the floor at the annual meeting. Any shareholder wishing to nominate a person for election as a director must submit that nomination to the Company not less than ten (10) days prior to the Meeting date along with a statement of the nominees background and business experience.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE "FOR" THE NOMINEES LISTED ABOVE

     The following table sets forth the name of the Board of Directors' nominees for election as director and those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each current director's age, the year he or she first became a director and the number of shares of the Company's Common Stock beneficially owned.

                                                                            Shares of
                                       Year First                         Common Stock
                                         Elected        Term to             Owned at           Percent
Name                           Age      Director         Expire       March 11, 2002(1)(2)     of Class
---------------------------   -----   ------------   -------------   ----------------------   ---------
Gary L. Capps .............    66         1978           2005(3)             75,106              .91%
James E. Petersen .........    61         1986           2005(3)             47,535              .57%
Ryan R. Patrick ...........    46         1998           2005(3)              5,880              .07%
Jerol E. Andres ...........    58         1993           2003                 6,107              .07%
Gary L. Hoffman ...........    61         1984           2004                88,639             1.07%
Patricia L. Moss ..........    48         1993           2004               144,218             1.74%
L.A. Swarens ..............    69         1976           2004               171,026             2.06%

----------
(1) Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children, except as otherwise noted. The named individuals effectively exercise sole or shared voting and investment power over these shares.

(2) Includes shares of common stock subject to outstanding stock options, which are exercisable within 60 days of March 11, 2002. Such options were granted under the Company's 1994 Incentive Stock Option Plan. See "Benefits -- Stock Option Plan."

(3)  Assuming the individual is re-elected.

     The principal occupation of each director of the Company for the last five years is set forth below. Unless otherwise stated, each director resides in the State of Oregon.

     Jerol E. Andres. Mr. Andres was elected to the board in 1993. Since 1988 Mr. Andres has served as CEO/President of Eagle Crest, Inc., a Central Oregon real estate development and resort. He is currently Director & Co-founder of Trendwest Resorts, Kirkland WA. He is and has been active in the Central Oregon Community.

     Gary L. Capps. Mr. Capps has served as Chairman of the Board since 1984. Mr. Capps served as Executive Director of the Bend Chamber of Commerce and is currently an owner of Century 21 Gold Country Realty.

     Gary L. Hoffman, M.D. Dr. Hoffman has served as Vice Chairman of the Board since 2000 and is the chairman of the Audit Committee. Until his recent retirement, Dr. Hoffman practiced surgery at Bend Memorial Clinic from 1975 to 2000. He is a partner in the Bend Surgery Center, principal of Deschutes Medical Products, Inc. and President of Grand Yachts Northwest, LTD.

     Patricia L. Moss. Ms. Moss has served as President & CEO of the Bank and the Company since 1998. From 1987 to 1998 Mrs. Moss previously served as Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary to the Board of Directors. She joined the Bank at its inception and has over 26 years of banking experience.

     Ryan R. Patrick, CPA. Mr. Patrick was elected to the board in 1998. From 1989 to 2000 Mr. Patrick was a partner in the certified public accounting firm Harrigan, Patrick, Price and Co. LLP. His experience includes business and tax consultation services for a wide range of clients including individuals, corporations, partnerships, estates and trusts. He is currently with the firm Patrick Casey & Co. LLP.

     James E. Petersen. Mr. Petersen serves as Assistant Secretary to the Board of Directors. Since 1980 Mr. Petersen has been a partner in the Bend law firm of Karnopp, Petersen, Noteboom, Hansen, Arnett & Sayeg, LLP where he specializes in the areas of business, real estate and estate planning. He currently serves as General Counsel for the Company.

     L.A. Swarens. Mr. Swarens was an organizer and founder of the Bank. Mr. Swarens also serves as Chairman of the Directors Loan Committee of the Bank. From 1958 to 2001 Mr. Swarens owned and operated Arnie Swarens Town & Country Realty. He currently owns and operates RE/MAX Town & Country Realty in Sisters, Oregon.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended December 31, 2001, the Board of Directors of the Company and the Bank held 12 regular meetings, as well as numerous committee meetings. Each director attended more than 75% of the meetings of the Board of Directors and all committees of the Board on which the director served.

     The Director's Loan Committee (L.A. Swarens as Chair) consists of any two non-management members of the Board. The President may be a Committee member when only one non-management member of the board is available. The Executive Officers are part of Loan Committee, which must approve all loans prior to Directors Loan Committee. A unanimous decision is required for approval. Director's Loan committee meetings are scheduled on an as needed basis. There were approximately 44 director loan committee meetings during the 2001 fiscal year.

     The Board of Directors of the Company has an Audit Committee consisting of Hoffman (Chair), Capps and Patrick. The purpose of the committee is to provide direction and oversight to the Company's internal auditors. The committee also bears responsibility for the audit function and reviews of the examinations of the Company by federal and state regulatory authorities and the audit by the independent auditing firm. The Audit Committee met 4 times during the 2001 fiscal year.

     The Trust & Wealth Management Committee was formed in 1999 and consists of Petersen, Patrick and Moss. The Committee provides general oversight supervision of the Trust Department of the Bank and Wealth Management activities. The Committee approves Trust Department policies, including the acceptance of trust assignments and the types of investments to be made of trust funds. The Trust Committee met 4 times during the 2001 fiscal year.

     The Compensation Committee consists of the full board. The purpose of the committee is to analyze and determine executive and Company compensation policies and other compensation related items (i.e., profit sharing plans, benefit plans, etc.). The committee meets at least annually on an as-needed basis and met 4 times during the 2001 fiscal year.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 2001, 2000 and 1999, information as to the compensation received by each executive officer of the Company and the Bank who received total cash and cash equivalent forms of compensation in excess of $100,000 during this period.

                           Summary Compensation Table

                                                                            Long-term
                                             Annual Compensation       Compensation Awards
                                           ----------------------- --------------------------
                                                                      Number of Securities        All Other
Name and Principal Position    Age   Year   Salary(1)     Bonus     Underlying Options(#)(2)   Compensation(3)
----------------------------- ----- ------ ----------- ----------- -------------------------- ----------------
Patricia L. Moss ............  48    2001   $230,000    $147,877             7,200                 $73,259
 President/Chief Executive           2000    125,000     151,778             7,200                  59,048
 Officer/ Director                   1999    105,000     120,424             6,600                  37,163

Michael J. Delvin ...........  53    2001   $146,833    $ 87,906             6,000                 $38,146
 Executive Vice President/           2000    105,000      78,612             6,000                  32,990
 Chief Operating Officer             1999     93,000      68,653             7,260                  21,927

Frank R. Weis ...............  51    2001   $100,000    $ 58,338             4,800                 $28,884
 Executive Vice President/           2000     91,000      57,289             4,800                  26,912
 Credit Administrator                1999     81,000      50,783             3,960                  27,026

Gregory D. Newton ...........  50    2001   $119,000    $ 64,988             4,800                 $28,241
 Executive Vice President/           2000     89,000      56,489             4,800                  25,530
 Chief Financial Officer/            1999     82,000      51,283             3,960                  24,321
 Secretary

Peggy L. Biss ...............  43    2001   $ 98,000    $ 57,638             4,800                 $21,719
 Executive Vice President/           2000     89,000      56,489             4,800                  20,334
 Human Resources                     1999     80,000      50,283             3,960                  20,874

Kay Smith ...................  53    2001   $ 92,000    $ 55,538             4,800                 $31,049
 Senior Vice President/              2000     85,000      54,889             4,800                  29,039
 Operations                          1999     76,500      48,533             3,960                  29,312

----------
(1) Includes amounts contributed by the named executive officer to the deferred compensation plan and 401(k) profit sharing plan.

(2) Options to acquire shares of Common Stock as adjusted for subsequent stock dividends and stock splits.

(3) Consists of the Company's contributions to the 401(k) profit sharing plan and accrued earnings related to the salary continuation plan for the benefit of the named executive officers. See "Benefits -- 401(k) Profit Sharing Plan and Other Benefit Plans."

                       CONTINGENT COMPENSATION AGREEMENTS

     The Company has entered into change of control agreements with the officers listed in the Executive Compensation table. The term of these agreements is for a period of one year and shall automatically renew for additional one-year periods thereafter unless either party gives notice of termination to the other party on or before the expiration of the immediately preceding term. In the event of a change of control and a material adverse change in employment within one year of the change of control, the agreements pay an amount equal to a percentage of the "annualized includable compensation for the base period" as that term is defined in Section 280(G)(d) of the internal Revenue Code of 1986 as amended ("Code") or any successor section. The agreements also provide for the continuation of medical, dental, disability and life insurance benefits for one year. In addition, each officer shall become one hundred percent (100%) vested as to all stock options. The agreement for Moss pays an amount equal to two and one-half (2 1/2) times, Delvin's pays an amount equal to two (2) times, Weis, Newton, Biss & Smith pay one and one-half (1 1/2) times

                              DIRECTOR COMPENSATION

     Members of the Board of Directors (excluding the executive officers) receive $1,500 for attendance at each monthly Board meeting. The Chairman of the Board receives $1,850 for attendance at each monthly Board meeting. In addition, Directors receive $50 for attendance at each Director Loan Committee meeting and are not compensated for other committee meetings.

                                  STOCK OPTIONS

     The following table sets forth information regarding options for the purchase of the Company's Common Stock, which were granted during 2001 to the executive officers named in the Executive Compensation summary table.

                          Option Grants in Fiscal 2001


                                                   Individual Grants                            Potential Realizable
                              -----------------------------------------------------------         Value at Assumed
                                Number of      % of Total                                      Annual Rates of Stock
                               Securities        Options                                       Price Appreciation for
                               Underlying      Granted to       Exercise or                           Option Term
                                 Options        Employees       Base Price     Expiration      -----------------------
Name                             Granted     in Fiscal Year      ($/Sh)(1)        Date            5%            10%
---------------------------   ------------   --------------     -----------    ----------      --------      --------
Patricia L. Moss ..........      7,200             7.8%           $11.25       01/01/2011      $131,940      $210,096
Michael J. Delvin .........      6,000             6.5%           $11.25       01/01/2011      $109,950      $175,080
Gregory D. Newton .........      4,800             5.2%           $11.25       01/01/2011      $ 87,960      $140,064
Kay Smith .................      4,800             5.2%           $11.25       01/01/2011      $ 87,960      $140,064
Peggy L. Biss .............      4,800             5.2%           $11.25       01/01/2011      $ 87,960      $140,064
Frank R. Weis .............      4,800             5.2%           $11.25       01/01/2011      $ 87,960      $140,064

----------
(1) Exercise price equals fair market value @ date of grant and has been adjusted to reflect a 20% stock split declared in 2001.

     The following table sets forth information regarding option holdings for the year ended December 31, 2001 with respect to the executive officers named in the Executive Compensation summary table.

                Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                                                                 Value of Unexercised
                                  Shares                       Number of Unexercised                 In-the-Money
                               Acquired on      Value          Options at FY-End(#)            Options at FY-End($)(1)
                                 Exercise      Realized   -------------------------------   ------------------------------
Name                               (#)           ($)       Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------------   -------------   ---------   -------------   ---------------   -------------   --------------
Patricia L. Moss ..........          --             --        93,831              --          $912,266               --
Mike Delvin ...............          --             --         7,704          11,556          $ 33,353         $ 41,554
Gregory D. Newton .........          --             --        16,422           7,038          $ 70,769         $ 30,330
Kay Smith .................       7,186        $62,652        35,934              --          $170,327               --
Peggy L. Biss .............       1,250        $14,781        53,385              --          $277,994               --
Frank R. Weis .............          --             --        43,120              --          $170,327               --

----------
(1) On December 31, 2001, the fair market value of the Company's Common Stock (the fair market value) was $16.15. For purposes of the foregoing table, stock options with an exercise price less than the fair market value are considered to be "in-the-money" and are considered to have a value equal to the difference between the fair market value and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

                                    BENEFITS

     Bonus Plan. The Company believes that an incentive bonus based on earnings motivates management/officers to perform at the highest levels. Management performance has a direct impact on the short-range and long-range profitability and viability of the institution and an incentive bonus promotes the retention of qualified management. The management incentive bonus program is at the discretion of the Board. Specific programs are developed by management and are approved annually by the Board of Directors.

     Stock Option Plan. In 1994, the Company's Board of Directors adopted a Stock Option Plan for key employees. Under the Stock Option Plan, the Company may grant Incentive Stock Options (ISO's) and Non-qualified Stock Options (NSO's). Options are intended to be granted to officers and selected key employees.

     The purposes of the Plan are to attract and retain key officers and employees and to encourage their continued participation in the Bank by facilitating their purchase of an equity interest in the Bank's parent corporation, Cascade Bancorp.

     The option price of ISO's is the fair market value at the date of grant and the option price of NSO's is to be at a price not less than 85% of fair market value at the date of grant. Generally, options are granted for a period of ten years and become exercisable in varying amounts commencing one year from the date of grant. As of December 31, 2001, ISO's for 494,768 shares were outstanding at option prices ranging from $1.90 to $14.14 per share, and 96,529 shares remained available for future grant.

     401(k) Profit Sharing Plan. The purpose of the Employees' 401(k) Profit Sharing Plan (the Plan) is to reward eligible employees for long and loyal service and to provide incentives to employees that encourage employment retention and participation in the growth and increased profitability of the Company. Employees who are 18 years of age become eligible to participate upon completion of (6) months or 1,000 hours of service. Per IRS guidelines, employees may contribute up to 100% of their salary to the Plan on a pre-tax basis. Annually, and at the discretion of the Board, a matching cash contribution up to 6% of the amount of the employee's base salary will be set aside on their behalf. In addition, the Board of Directors may make a discretionary profit sharing contribution whereby eligible employees may receive cash or defer through the Plan. Employees are 100% vested in their contribution to the Plan and are fully vested in the Company's contributions under the Plan after five years of service to the Company. Employees are entitled to withdraw funds from the Plan upon retirement, death, disability, termination of employment, or in the case of certain defined instances of hardship.

     Other Benefit Plans. The Bank has deferred compensation plans for the Board and certain key executives and managers, a salary continuation plan for certain key executives and a fee continuation plan for the Board. In accordance with the provisions of the deferred compensation plans, participants can elect to defer portions of their annual compensation or fees. The deferred compensation plus interest is generally payable upon termination in either a lump sum or monthly installments.

     The salary continuation plan for certain key executives and managers and the fee continuation plan for the Board, provide defined benefits to the participants upon termination. The defined benefits for the key executives and the Board are for periods of fifteen years and ten years, respectively. The benefits are subject to certain vesting requirements and vested amounts are generally payable upon termination in either a lump sum or monthly installments.

     The plans also include death benefit provisions for certain participants. To assist in the funding of the plans, the Bank has purchased life insurance policies on most of the participants for which the Bank is named as beneficiary. The cash surrender value of these policies at December 31, 2001 was approximately $7.2 million. The Bank annually expenses amounts sufficient to accrue for the present value of the benefits payable to the participants under these plans. Interest is earned on the insurance policies to substantially offset the ongoing annual expense of the salary continuation and fee continuation plans.

                          COMPENSATION COMMITTEE REPORT

     The intention of the Compensation Committee Report is to describe, in general terms, the process the Committee undertakes and the matters it considers in determining the appropriate compensation for the Company's executive officers, including the executive officers who are named in the enclosed Summary Compensation Table (the "Named Executives"). The Committee is comprised of the whole Board. The Committee believes that attracting and retaining highly qualified executive officers and other personnel through competitive compensation arrangements is a strategic advantage that enhances long-term shareholder value. Compensation programs emphasize rewards for outstanding contributions to the Company's growth and success, and align incentives with the best interests of the Company's shareholders. To assist in its deliberations, the Compensation Committee hires and utilizes an independent compensation consultant to collect and analyze peer group market survey data and to assist in analyzing the assessment of compensation programs.

     Compensation Philosophy. The Compensation Committee has three principal objectives in determining executive compensation. (1) To attract and retain highly qualified executive officers by maintaining competitive compensation packages. (2) To motivate those officers to achieve and sustain high performance levels that contribute to long-term shareholder value. (3) To establish compensation packages wherein a significant portion of executive compensation is dependent upon the Company's strong and sustained financial performance.


     Elements of Executive Compensation. The elements of the Company's compensation of executive officers are: (1) annual cash compensation in the form of base salary and incentive bonuses, (2) long-term incentive compensation in the form of Salary Continuation Agreements, (3) long-term incentive compensation in the form of stock options granted under the Company's 1994 Incentive Stock Option Plan; and (4) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and employer contributions under the Company's 401(k) Profit Sharing Plan. Annual bonus and incentive stock options are awarded to Executive officers based upon a percentage achievement of targeted Company financial and growth goals as established annually by the Board. Such Targets are believed to be long term determinants of shareholder value, including net income, earnings per share and return on equity.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is composed of three outside directors who are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards. The Committee operates under a written charter adopted by the Board of Directors.

     Authority, responsibility, and accountability for the design, implementation, and ongoing monitoring of internal controls, compliance with laws and regulations, and financial reporting are vested in management. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

     With respect to the year ended December 31, 2001, in addition to its other work, the Committee:

     o Reviewed and discussed with management the audited consolidated financial statements of Cascade Bancorp as of December 31, 2001 and the year then ended;

     o Discussed with Symonds, Evans & Company, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended;

     o Received from Symonds, Evans & Company, P.C. written affirmation of their independence required by Independence Standards Board Standard No. 1. In addition, discussed with the auditors the firm's independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

     The Committee recommended, based on the review and discussion summarized above, that the Board of Director's include the audited consolidated financial statements in Cascade Bancorp's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Commission.

                                    AUDITORS

     Symonds,  Evans  &  Company,  P.C.  ("Symonds")  served  as  the  Company's independent auditors for the fiscal year ended December 31, 2001. A representative of Symonds will be present at the Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

Audit Fees

     The Company paid Symonds a total of $61,839 for professional services rendered in connection with the audit of the Company's financial statements for 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three quarters of 2001.

Financial Information Systems Design and Implementation Fees

     Symonds performed no information systems design or implementation services for the Company in 2001.

All Other Fees

     The Company paid Symonds a total of $24,471 for all other services rendered to the Company and its subsidiaries during 2001, primarily for work related to Company tax returns and required 401K Plan audit.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments in time deposits. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $1.2 million, which represented approximately 3% of the Company's consolidated stockholders' equity at that date.

     James E. Petersen, a director and stockholder of the Company, is a partner in the law firm of Karnopp, Petersen, Noteboom, Hansen, Arnett & Sayeg, LLP, and serves as general counsel to the Company and the Bank.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 and Form 5. These filings must be made with the Securities and Exchange Commission and the National Association of Securities Dealers.

     Based solely upon the Company's review of the copies of the filings that it received with respect to the fiscal year ended December 31, 2001, and written representations from certain reporting persons, the Company believes that all reporting persons made all required Section 16 filings with respect to 2001 on a timely basis.

      ITEM 2. APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE
             THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
                            10,000,000 TO 20,000,000

     The purpose of the amendment to the Articles of Incorporation is to enable shares to be issued in connection with future stock splits, stock dividends, exercise of options, or for other corporate purposes as approved by the Board of Directors. The Company has no current plans for such issuance or usage.

     The Company is currently authorized to issue up to 10,000,000 shares of common stock. Of these authorized shares (as of the Record Date for the Annual Meeting) there were approximately 8,296,000 shares outstanding, and approximately 495,000 shares that are issuable upon exercise of outstanding options under the Company's 1994 stock option plan. The increase in outstanding shares has occurred primarily through a series of seven stock splits and/or stock dividends paid to shareholders since 1994. Outstanding shares of common stock and issuable option shares now represent approximately 88% of the 10,000,000 authorized.

     The Board believes that it is desirable to increase the number of authorized shares of Common Stock. This action will provide the Company with flexibility in the future by assuring the availability of sufficient authorized but unissued Common Stock for valid corporate purposes such as stock splits, dividends, incentive stock options, or possible mergers and acquisitions.

     The newly authorized shares of Common Stock would be available for issuance without further action by shareholders except as required by law, regulation, or as limited by rules promulgated by the Nasdaq National Stock market.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

           ITEM 3. APPROVAL OF THE 2002 INCENTIVE STOCK OPTION PLAN

     The Company has had in effect an incentive stock option plan since 1994 when shareholder approved the current company plan. With the growth and success of the Company, the Board hired a qualified independent compensation consultant to analyze the 1994 plan and consult in the development of a incentive stock option plan that is competitive in the banking industry and aligns the interest of key employees with that of shareholders. On December 17, 2001, the Board of Directors approved the 2002 Incentive Stock Option Plan (the "2002 Plan") and directed that the 2002 Plan be submitted to the Company's shareholders for consideration at the Annual Meeting. The following is a summary of the principal features of the 2002 Plan. The summary is qualified in its entirety by reference to the complete text of the 2002 Plan as set forth in Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the 2002 Plan as set forth in Appendix A.

PURPOSE

     The purpose of the 2002 Plan is to promote the long-term interest of Cascade Bancorp (the "Company"), its subsidiaries and its shareholders by providing a means whereby key employees and directors of the Company who contribute materially to the success and profitability of the Company may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, enhancing their personal interest in the Company's continued success and performance. This program will also assist the Company and its subsidiaries in attracting and retaining key employees and qualified corporate directors. The Company believes that employees and directors who own shares of the Company's common stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings. The options granted under this plan may be incentive stock options, as defined in Section 422 of the Code, or nonqualified options taxed under Section 83 of the Code.

ADMINISTRATION OF THE 2002 PLAN

     The 2002 Plan will be administered by the Compensation Committee. Subject to the terms of the 2002 Plan, the Compensation Committee has the sole discretion and authority to select those persons to whom awards will be made ("participants"), to designate the number of shares to be covered by each award, to establish vesting schedules including accelerated and performance vesting based on the Company's performance, to specify all other terms of the awards (subject to certain restrictions), and to interpret the 2002 Plan.

ELIGIBLE PERSONS

     Under the 2002-Plan, the Company may award qualified and non-qualified stock options to employees and directors of the Company (as determined by the Compensation Committee), provided that only officers and other employees are eligible to receive incentive stock options under the 2002 Plan. The Company presently has 6 directors and approximately 64 officers and employees of the Company or the Bank who may be considered for stock awards under the 2002 Plan.

SHARES SUBJECT TO THE 2002 STOCK OPTION PLAN

     The total number of shares of common stock that may be issued under the 2002 Plan is subject to adjustment as provided in the 2002 Plan. The shares of common stock may be either authorized and unissued shares or shares owned by the Company. The number of shares covered by an award under the 2002 Plan reduces the number of shares available for future awards under the 2002 Plan. However, any shares subject to an award that expires, terminates, or is surrendered for cancellation, may again become available for new awards under the 2002 Plan.

STOCK OPTIONS

     With respect to the stock options under the 2002-Plan that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code (the "Code"), the option price must be at least 100% (or, in the case of a holder of more than 10% of the common stock, 110%) of the fair market value of a share of common stock on the date of the grant of the stock option. The Compensation Committee will establish, at the time the options are granted, the exercise price of options that do not qualify as incentive stock options ("non-qualified stock options"), which may not be less than 100% of the fair market value of a share of common stock on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

     No incentive stock option granted under the 2002 Plan may be exercised more than 10 years (or, in the case of a holder of more than 10% of the common stock, five years), or such shorter period as the Compensation Committee may determine, from the date it is granted. Non-qualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant, which period may not be more than 10 years from the date of grant.

     Stock options granted under the 2002 Plan will become exercisable in one or more installments in the manner and at the time or times specified by the Compensation Committee at the time of grant. Subject to the discretion of the Compensation Committee, no incentive stock option may be exercised beyond the period established by the Committee after the termination of a participant's employment relationship with the Company or its subsidiaries for any reason other than disability or death. Further, the Committee may condition the vesting of options based upon the satisfaction of certain performance goals established by the Committee. Performance goals may be established on one or more of the following business criteria: earnings per share; return on equity; return on assets; operating income; or market value per share. The applicable performance goals and all other terms and conditions of the award will be determined at the discretion of the Compensation Committee. If a participant is terminated for "cause" (as defined in the 2002 Plan), the participant's incentive stock options will expire as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall have no right to purchase any shares pursuant to such option. If a participant's employment relationship with the Company or its subsidiaries is terminated by reason of death or disability, the participant's incentive stock options will expire the earlier of one year immediately following such termination or the end of the Option Period.

     The exercise price of each stock option together with an amount sufficient to satisfy any tax withholding requirement must be paid in full at the time of exercise. Payment of the exercise price must be made in cash, bank certified or cashier's check, personal check or Common Stock of the Company or any such combination as deemed appropriate by the Committee.

ADJUSTMENTS OF AWARDS

     In the event of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of stock, merger, consolidation or any change in the corporate structure of the Company affecting shares of common stock, the Compensation Committee may adjust the maximum aggregate number and class of shares as to which awards may be granted under the 2002 Plan, and the number and class of shares and exercise price of outstanding awards, in such manner as the Compensation Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such awards.

NONTRANSFERABILITY OF AWARDS

     Awards of incentive stock options made under the 2002 Plan may not be assigned, encumbered, or transferred otherwise than by will or the laws of descent and distribution.

AMENDMENT AND TERMINATION OF THE 2002 PLAN

     The Board of Directors may at any time terminate or amend the 2002 Plan; however, shareholder approval shall be obtained to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Code Section 422, or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of awards under the 2002 Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

     Non-qualified Stock Options. A participant who is granted a non-qualified stock option does not recognize taxable income upon a grant of the option, and the Company is not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the exercise price of such shares. Such income will be treated as compensation to the participant subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the compensation taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain and will not result in a deduction by the Company.

     Incentive Stock Options. A participant who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the exercise price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

     A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends upon how long the option shares were held. If the option shares were not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the participant will recognize long-term capital gain or long-term capital loss depending on the selling price of the shares. Such gain or loss will be based on the difference between the selling price and the exercise price. If option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income, which is treated as wages subject to withholding. The amount that the participant must recognize as ordinary income as a result of a disqualifying disposition depends upon whether the disposition is (i) a sale to an unrelated party or (ii) any other type of disposition (such as a gift or sale to a family member or affiliated corporation). If the disposition is a sale to an unrelated party, then the amount recognized as ordinary income is equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the exercise price. If the disposition is not a sale to an unrelated party, then the amount recognized as ordinary income is equal to the difference between the fair market value of the shares on the date the option was exercised and the exercise price for the shares. If the shares appreciated in value subsequent to the exercise of the option, then the amount of the gain resulting from the disqualifying disposition in excess of the amount taxable as ordinary income is treated as capital gain (long-term or short-term, depending on whether the participant held the shares for more than one year). The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income pursuant to a "disqualifying disposition" by a participant. The average of the closing bid and asked prices of the Company's common stock reported on March 1, 2002 was $17.17 per share.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2002 STOCK OPTION PLAN.

                          ITEM 4. SHAREHOLDER PROPOSAL

     Mr. & Mrs. Sheldon G. Larky, 14730 Talbot Street, Oak Park, Michigan 48327, owners of 2,520 shares of the Company's Common Stock, have proposed the adoption of the following resolution and have furnished the following statement in support of their proposal:

RESOLUTION

     "The Board of Directors is directed to immediately institute and maintain a dividend reinvestment plan for its shareholders so shareholders may reinvest the company's dividends and direct purchase additional shares of the company's stock without paying any fees or commissions."

MR. AND MRS. LARKYS' STATEMENT

     "Last year, holders of 614,050 (511,709 shares before the 20% stock split) shares voted in favor of this resolution demonstrating nearly one out of every seven shares that were voted wanted a shareholder dividend reinvestment plan.

     Progressive  companies  throughout  the  United  States,  many of whom  are
community  bank  corporations,   maintain  dividend   reinvestment   plans.  The
popularity of these plans demonstrate an excellent, well-received shareholder relations service for long-term investors to invest and build ownership over time. This is particularly true of community bank corporations where shareholders typically live and work in the community and use the bank's services. In fact, there are community banks with as little as three, four and five branches which provide dividend reinvestment plans to their shareholders.

     Use of dividend reinvestment plans build and maintain shareholders' loyalties. Stockholders find the plans an easy way to increase their holdings in a regular manner through reinvestment of dividends and purchases of shares. As shareholders increase their holdings, not only does their wealth increase, so too does their allegiance to the corporations. For corporations, dividend reinvestment plans provide a stable base of shareholders who are likely to have a long-term "buy and hold" investment philosophy. The base of individual shareholders who purchase shares through dividend reinvestment plans tend to stabilize a company's share price.

     Through use of these plans, corporations save money by issuing fewer dividend checks and have less checks to process when dividends are declared and paid. New and reinvested funds are invested efficiently into the corporations for capital development, expansion and other fiscal purposes. Dividend reinvestment plans allow companies to raise additional capital without making a public offering.

     Cascade Bancorp is a wonderful company. Instituting a dividend reinvestment plan will continue to improve the company's stature, increase shareholder satisfaction, loyalty and wealth, and the plan will infuse more capital into the company. The plan will offer a convenient and economical means for long-term investors to own shares. We are proud to be shareholders and we believe having a dividend reinvestment plan will only make Cascade Bancorp an even better company and investment.

     Shareholders are urged to vote "YES" on the proxy card."

COMPANY RESPONSE

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Cascade Bancorp's Board of Directors has considered a dividend reinvestment plan (DRIPS) on several occasions. In so doing it has analyzed the cost and benefits of such a program and has solicited advice from its accountants and investment advisors on the subject. Based on this information, the Board has concluded that such a plan is not advisable at this time because:

     1. Today, virtually all investment and stock brokerage firms offer DRIPS to their clients free of charge or at minimal cost. Interested shareholders may choose to receive this service from a myriad of sources that are fully equipped to efficiently deliver the service.

     2. Typical DRIPS are utilized by only about 10% of shareholders, but the cost of administering such a program is borne by all shareholders.

     3. Only six of 32 banks and thrifts in the northwest offer DRIPS. Those that do are all significantly larger than Cascade Bancorp and, with larger size and shareholder base, are staffed to cost effectively offer the service.

     In conclusion, the Board of Directors believe that shareholders are best served when Bank of the Cascades employees focus on delivering core banking services. Administering a DRIP program is not vital to this end.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THIS SHAREHOLDER PROPOSAL.

                          ITEM 5. SHAREHOLDER PROPOSAL

     Mr. Gerald Armstrong, whose address and telephone are 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2984, (303) 355-1199, and who is the beneficial owner of 275 shares of Common Stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

RESOLUTION

     "That the shareholders of CASCADE BANCORP request its Board of Directors to take those steps necessary to eliminate the classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of previously elected Directors."

MR. ARMSTRONG'S STATEMENT

     "The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation. Currently, CASCADE's Board is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote on one-third of the Directors each year. This is not in the best interest of shareholders because it reduces accountability and is an unnecessary take-over defense.

     This proposal passed in the annual meetings of KeyCorp and U.S. Bancorp last year. Wells Fargo and Westamerica already have one year terms for their directors. Shareholders of Chase Manhattan received one year terms for their directors upon merging with Chemical Bank.

     Occidental Petroleum, Ameritech, Time-Warner, Lockheed-Martin, Campbell Soups, Atlantic Richfield, Westinghouse are among many corporations replacing three year terms with annual elections for all directors.

     THE HOME DEPOT stated in its 2000 proxy statement supporting replacing three-year terms with one year terms for its directors: `We believe that it is in the best interests of . . . Stockholders to eliminate the classified Board so that stockholders elect all directors annually. The amendment . . . will allow stockholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership and our policies and long-term strategic planning should not be affected.'

     These actions increased shareholder voting rights by 300% -- and, at no cost to the shareholders.

     The proponent believes the current system produces only a facade of continuity which should be displaced; and accountability and performance be substituted as the basis for re-election to our board of directors.

     If you agree, please vote "FOR" this proposal. Your shares will be automatically voted "against" if your proxy is unmarked."

COMPANY RESPONSE

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Since its inception, the Board has been divided into three classes of directors, each serving staggered three-year terms. In the staggered structure, shareholders express their opinion and hold accountable one-third of the Board members every year. Your Board believes that the current staggered structure provides shareholders with the following benefits:

     1. Cascade Bancorp has successfully and consistently increased long-term shareholder value. Three-year staggered terms strengthen focus on the Company's long term mission. Long range planning, strategic decision-making, as well as investments in growth and expansion projects are made best in the context of a multi-year vision resulting from three-year terms.

     2. It is assured that a majority of the directors will always have ongoing familiarity and continuity with the Company. Depth of experience and knowledge facilitates critical examination of strategies, operations and policies.

     3. A staggered board protects against coercive attempts from outsiders to gain control of the Company. By ensuring that it will generally take at least two shareholder meetings to effect an involuntary change of control in the Board of Directors, the current staggered structure impairs the ability of a third party to effect a sudden, unsolicited bid for control. Under such circumstances, the staggered board system may place the Company in a better position to negotiate or investigate a broad range of alternatives to best assure long-term value to shareholders. Indeed, this is one of the reasons that the staggered election system is in place in the vast majority of Banks in the Country.

     In conclusion, the Board of Directors believes that directors elected to three-year terms serve with more knowledge, fiduciary continuity, commitment and value-added experience to the long-term benefit of Cascade Bancorp shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THIS SHAREHOLDER PROPOSAL.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

     The Company's 2001 Annual Report including Form 10-K is being mailed to shareholders with this Proxy Statement. Additional copies of the Annual Report and the Company's filings of Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission may be obtained without charge from Gregory D. Newton, Chief Financial Officer, Cascade Bancorp, P.O. Box 369, Bend, Oregon 97709, or Email cascade@botc.com.

                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials of Cascade Bancorp for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 1100 N.W. Wall Street, Bend, Oregon, 97701 no later than December 31, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Exchange Act.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by Cascade Bancorp. In addition to solicitation by mail, employees of the Company may request of shareholders the return of proxies personally, or by mail, telephone or FAX. Cascade Bancorp will, upon request, reimburse brokers or other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and obtaining authorization from beneficial owners of the Company's stock to execute proxies.

                                              By Order of the Board of
                                              Directors

                                              /s/ Gregory D. Newton

                                              Gregory D. Newton
                                              SECRETARY


Bend, Oregon
March 22, 2002

                                                                      Appendix A

                                 CASCADE BANCORP
                        2002 INCENTIVE STOCK OPTION PLAN

     SECTION 1. Purpose. The purpose of the Cascade Bancorp Incentive Stock Plan (this "Plan") is to further the interest of Cascade Bancorp (the "Company"), its subsidiaries and its shareholders by providing a means whereby key employees and directors of the Company or of any subsidiary who contribute materially to the success and profitability of the Company may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in
Section 3) of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, enhancing their personal interest in the Company's continued success and performance. This program will also assist the Company and its subsidiaries in attracting and retaining key employees and qualified corporate directors. The options granted under this plan may be incentive stock options, as defined in Section 422A of the Code, or nonqualified options taxed under Section 83 of the Code, from time to time.

     SECTION 2. Definitions. The following definitions shall apply to this plan:

     (a)  "Board" means the board of directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (c) "Committee" means the Compensation Committee consisting of three or more persons appointed by the Board. If no committee is appointed, the term "committee' means the Board, except in those instances where the text clearly states otherwise.

     (d) "Common Stock" means the Common Stock, no par value, of the Company or such other class of shares or securities as to which the Plan may be applicable.

     (e)  "Company" means Cascade Bancorp.

     (f) "Continuous Service" means the absence of any interruption or termination of employment with or service to the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company. Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its parent its subsidiaries or its successor.

     (g) "Date of Grant" means the date on which the Committee grants an Option.

     (h) "Director" means any person who renders services to the Company, or a Subsidiary of the Company, as a member of either (i) the board of directors of the Company or (ii) the board of directors of a Subsidiary of the Company.

     (i) "Employee" means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

     (j) "Exchange Act" means the Securities Exchange Act of 1934 as amended from time to time.

     (k) "Fair Market Value" means the fair market value of the Common Stock on the Date of Grant. If the Common Stock is not publicly traded on the Date of Grant, the Board shall determine the fair market value of the Shares as of that date, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the Date of Grant, the fair market value on that date is the mean between the closing bid and asked prices of the Common Stock as reported by the National Association of Securities Dealer Automated Quotations ("NASDAQ") on that date or, if the Common Stock is listed on a stock exchange, the mean between the high and low sales prices of the stock on that date, reported in the Wall Street Journal. If trading in the stock or a price quotation does not occur on the Date of Grant, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

     (l) "Incentive Stock Option" means a stock option, granted under this Plan or any other plan of the Company or a parent or Subsidiary of the Company (determined at the Date of Grant) that satisfies the requirements of Section 422A of the Code and that entitles the Optionee to purchase stock in the Company or in a corporation that at the time of grant of the option was a parent or Subsidiary of the Company or predecessor corporation of any such corporation.

     (m)  "Option" means a stock option granted pursuant to the Plan.

     (n) "Option Period" means the period beginning on the Date of Grant and ending on the earlier of the ending date set by the Committee or (i) in the case of an Option granted to a Director who is not an Employee, ninety (90) days after the tenth anniversary of the Date of Grant or
          (ii) in the case of an Option granted to an Employee on the tenth anniversary of the Date of Grant.

     (o)  "Optionee" means an Employee or Director who receives an Option.

     (p) "Person" means any group, corporation, partnership, association (other than any trust holding stock for the account of employees of the Company pursuant to any stock purchase, ownership, or employee benefit plan of the Company), business, entity, estate, or natural person, and "beneficial ownership" means the direct or indirect power to dispose or direct the disposition of the security.

     (q)  "Plan" means the Cascade Bancorp 2002 Incentive Stock Option Plan

     (r) "Share" means the Common Stock, as adjusted in accordance with paragraph 13 of the Plan.

     (s) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     SECTION 3. Administration. This Plan shall be administered by the Committee. The Board is authorized to appoint a successor to any Committee member who ceases to serve. Members of the Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act on the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to him. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee. If no Committee has been appointed, the Plan shall be administered by the Board and all powers enumerated in this Section shall belong to the Board. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except as provided above. If at any time an insufficient number of disinterested directors is available to serve on the Committee, interested members may serve on the Committee; however, during such time, no options shall be granted under this Plan to any person if the granting of such option would not meet the requirements of Section 16(b) of the Exchange Act.

     For purposes of this Section 3, a disinterested director is a member of the Board who meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act.

     SECTION 4. Shares Subject to Option. The stock subject to this Plan shall be the Company's Common Stock, presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 13 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 420,000 shares as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire, be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, canceled or terminated options.

     SECTION 5. Participants.

     (a) Eligible Participants. Every Employee and Director, as the Committee in its sole discretion designates, is eligible to participate in this Plan. The Committee's award of an Option to participate in any year does not require the Committee to award an Option to that participant in any other year. Furthermore, the Committee may award different Options under different terms to different participants. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Options, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years, (iii) the contributions of a prospective participant to the profitability and success of the Company or its Subsidiaries; and
          (iv) the adequacy of the prospective participant's other compensation. Participants may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

     (b) No Right of Employment. An Optionee's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, Director or otherwise will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any participant.

     SECTION 6. Option Requirements. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, each written agreement shall include (i) the number of Shares that may be purchased by its exercise, (ii) the intent of the Committee as to whether they intend the Option to be an Incentive Stock Option or a nonqualified Option, and (iii) such terms and conditions consistent with the Plan as the Committee shall determine.

     (a) Duration of Option. Each Option may be exercised only during the Option Period applicable to the Option. The Option Period will either be the period designated for the Option by the Committee on granting the Option, or, if no option period is designated by the Committee, the date specified in Section 2(n) above. At the end of the Option Period the Option shall expire.

     (b) Exercisability of Options. An Option is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by this Plan. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised but in no case beyond the expiration date of the Option determined by its Option Period.

     (c) Exercisability of Options Granted to Non-Employee Directors. Subject to subsection (d) of this Section, unless otherwise provided by the Committee on the grant of an Option to a Director who is not also an Employee, each such Option may be exercised to the extent that it is vested (i) on a schedule adopted by the Committee or (ii) the date the Director ceases serving as a Director. If a Director dies before the end of an Option Period, the Director's outstanding Options shall receive a full year of vesting for the year in which the Director dies, regardless of the date of the Director's death, unless otherwise directed by the Committee.

     (d) Acceleration of Vesting and Exercisability. The Board may in its discretion, provide for the exercise of Options either as to an increased percentage of shares per year or as to all remaining shares. Such acceleration of vesting may be declared by the Board at anytime before the end of the Option Period, including, if, applicable, after termination of the Optionee's continuous service by reason of death, disability, retirement or termination of employment. At the Board's discretion, vesting of Options may be accelerated due to exceptional performance (financial) of the Company during any of the years included in the Option Period. Such "performance vesting" will be specified in each individual grant, if applicable, at the Committee's discretion. The criteria included in any such "performance vesting" schedule shall be identified and adopted by the Committee, in it's discretion, and may be amended as the Committee deems appropriate. Further, in the event of a change of control of the Company's ownership, all Options outstanding on the date of change control shall be immediately 100% vested and exercisable irrespective of the length of time that has expired since the Option was granted. For this purpose, a "change of control" will occur on the occurrence of the following events:

          (i) the closing of any transaction in which any Person becomes the beneficial owner of more than fifty percent (50%) of the total number of voting shares of the Company; (ii) the effective date of a merger by the Company or a Subsidiary with any other banking institution or entity, whether or not the Company and/or a Subsidiary is the surviving entity, or the sale by the Company and/or a Subsidiary of substantially all of its or their assets to another banking institution or entity; or (iii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions cease to constitute at least a majority of the board of directors of the Company or any successor entity.

     (e) Exercise Price. Except as provided in Section 7(a) and 8, the exercise price of each Share subject to the Option shall equal the Fair Market Value of the Share on the Option's Date of Grant.

     (f) Termination of Services. If a Non-Employee Director ceases Continuous Service for any reason other than death, disability or mandatory retirement, all Options held by the Director shall lapse on the earlier of the end of the Option Period or ninety (90) days following the effective date of the termination of his services to the Company. If an Employee ceases Continuous Service for any reason other than death, disability or retirement on or after age 65 of the Optionee, all Options held by the Employee shall lapse immediately following the Employee's last day of Continuous Service. If an Employee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except misdemeanors), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation. On the grant of an Option, the Committee may, in its discretion, extend the time during which the Option may be exercised after termination of services. Any such Option shall lapse at the earlier of the end of the Option Period or the end of the period established by the Committee for exercise after termination of services. The Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 13.

     (g) Death. In the case of death of the Optionee, the beneficiaries designated by the Optionee shall have one year from the Optionee's death or to the end of the Option Period, whichever is earlier, to exercise the Option, provided, however, the Option may be exercised only for the number of Shares for which it could have be exercised at the time the Optionee died, subject to any adjustment under Section 13.

     (h) Retirement. If the Optionee retires on or after attaining the mandatory retirement age for Directors, or age 65 for Employees, or later as determined appropriate by the Committee, the Option shall lapse at the earlier of the end of the Option Period or three months after the date of retirement; provided, however, the Option can be exercised only for the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under
          Section 13.

     (i) Disability. In the event of termination of Continuous Service due to total and permanent disability (within the meaning of Section 105 of the Code, or in the opinion of the Company and two independent physicians causes the Optionee to be unable to perform his or her duties for the Company) the Option shall lapse at the earlier of the end of the Option Period or twelve months after the date of such termination, provided, however, the Option can be exercised only for the number of Shares for which it could have been exercised at the time the Optionee became disabled, subject to any adjustment under
          Section 13. For purposes of this Section, total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Committee.

     SECTION 7. Incentive Stock Options. Any Option intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to those requirements stated in Section 6 above:

     (a) Ten Percent Shareholders. An Option intended to qualify as an Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall bear an Option Period no greater than five years. In calculating stock ownership of any person, the attribution rules of Section 424(d) of the Code will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

     (b) Maximum Option Grants. Each Option granted under the Plan shall be limited so that the aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its parent or Subsidiaries (within the meaning of Subsection (b) of Section 422(d) of the Code) may become exercisable by one, Optionee for the first time in any calendar year shall not exceed $100,000.

     (c) Non-Employee Directors. Incentive Stock Options may not be granted to any Director who is not also an Employee.

     SECTION 8. Non-statutory Options. Any Option not intended to qualify as an Incentive Stock Option shall be a non-statutory Option. Non-statutory Options shall satisfy each of the requirements of Section 6 of the Plan.

     SECTION 9. Exercise. Subject to the terms and conditions and conditions of the written Option Agreement pursuant to which an Option is granted, and to any additional holding period required by applicable law, each Option may be exercised in whole or in part, but not less than 10 shares, or if greater, 10% of the full number of Shares as to which it can be exercised; provided however, that only whole shares will be issued pursuant to the exercise of any option. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option. During an Optionee's lifetime, any incentive stock options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the Option is exercised, together with payment of the exercise price.

     SECTION 10. Payment of Exercise Price. Payment of the Option exercise price shall be made in full at the time the notice of exercise of the Option is delivered to the Company and shall be in cash, bank certified or cashier's check, personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check), or Common Stock of the Company at Fair Market Value or a combination of such cash, bank certified or cashier's check, personal check or Common Stock, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the Option or portion thereof being exercised. To the extent permitted under the applicable laws and regulations including Section 16 of the Exchange Act, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Company, Director or Employee delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Common Stock and assigning the sale proceeds to the Company to cover the costs and expenses associated therewith for the Common Stock being purchased. At the discretion of the Plan Administrator, as evidenced in each Optionee's written option agreement, payment may be made through delivery of a full-recourse promissory note executed by the Optionee; provided, that (i) such note delivered in connection with an Incentive Stock Option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, and (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an Incentive Stock Option is granted or at any time prior to exercise of a nonqualified stock option, and (iii) the Plan Administrator may require that the Optionee pledge the Optionee's shares to the Company for the purpose of securing the payment of such note and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security and (iv) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee.

     SECTION 11. Taxes; Compliance with Law; Approval of Regulatory Bodies. The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or retain and withhold a number of shares having a market value not less than that of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to
Section 16(b) of the Exchange Act, shall be made either six months prior to the date the option exercise becomes taxable or during the quarterly 10-day window period required under Section 16(b) of the Exchange Act for exercises of stock appreciation rights.

     Options are exercisable and Shares can be delivered and payments made under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. Each Option may not be exercised, and Shares may not be issued under this Plan, until Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

     Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition the Committee may require such consents and releases of taxing authorities the Committee deems advisable.

     SECTION 12. Assignability. An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of an Optionee, his Options are exercisable only by him.

     SECTION 13. Adjustment Upon Change in Capitalization. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares subject to Options previously granted under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

     (a) Cash, Stock or Other Property for Stock. Except as provided in subsection (b) below, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other consideration in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

     (b) Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), all Options granted hereunder shall be converted into Options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such Options granted hereunder shall not be converted into Options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provision of subsection (a) above. The amount and price of converted Options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply for the Exchange Stock.

     SECTION 14. Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

     SECTION 15. Amendment and Termination of Plan. The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

     (a) materially increases the benefits accruing to participants under the Plan;

     (b) increases the aggregate number of Shares that may be delivered upon the exercise of Options granted under the Plan;

     (c) materially modifies the eligibility requirements for participation in the Plan; or

     (d)  amends the requirements of subparagraphs (a) -- (c) of this paragraph.

     Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Optionee to whom the Option was granted or the holder currently entitled to exercise it.

     SECTION 16. Expenses of Plan. The Company or its Subsidiaries shall bear the expenses of administering the Plan.

     SECTION 17. Duration of Plan. Options may be granted under this Plan only during the 10 years immediately following the effective date of this Plan, unless sooner terminated by the Board.

     SECTION 18. Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Oregon and the United States of America.

     SECTION 19. Effective Date. The effective date of this Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.


Adopted by the Board of
Directors on December 17, 2001

Approved by the Shareholders
on _________________________

CASCADE BANCORP
1100 NW WALL STREET
BEND, OREGON 97701

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cascade Bancorp, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CBANC1

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
--------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASCADE BANCORP

1. ELECTION OF DIRECTORS: (The Board of Directors recommends a vote "FOR" all nominees listed below

NOMINEES:         01) Gary L. Capps
                  02) James E. Petersen
                  03) Ryan R. Patrick

For All [_]

Withhold All [_]

For All  Except [_]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.


------------------------------------

Vote On Proposals
                                                           FOR  AGAINST  ABSTAIN
2.   APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO
     INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON
     STOCK  (Directors  recommend  a  vote  "FOR"  this
     proposal)                                             [_]    [_]      [_]

3.   APPROVAL OF THE 2002  INCENTIVE  STOCK OPTION PLAN
     (Directors recommend a vote "FOR" this proposal)      [_]    [_]      [_]

4.   SHAREHOLDER    PROPOSAL:     IMPLEMENT    DIVIDEND
     REINVESTMENT  PLAN:  (Directors  recommend  a vote
     "AGAINST" this proposal)                              [_]    [_]      [_]

5.   SHAREHOLDER PROPOSAL:  ELIMINATE THE THREE CLASSES
     OF THE BOARD OF DIRECTORS  AND HAVE ALL  DIRECTORS
     ELECTED  ANNUALLY  TO  ONE-YEAR  TERMS  (Directors
     recommend a vote "AGAINST" this proposal)             [_]    [_]      [_]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

Please mark here if you plan to attend the meeting.    [_]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


----------------------------------      ------
Signature [PLEASE SIGN WITHIN BOX]      Date



----------------------------------      ------
Signature (Joint Owners)                Date

                                 CASCADE BANCORP

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints GARY L. CAPPS and PATRICIA L. MOSS, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Cascade Bancorp (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at Bend Golf and Country Club 61045 Country Club Drive, Bend, Oregon, on April 22, 2002, at 5:30 p.m. PDT, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. (IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "AGAINST" PROPOSAL 4 AND "AGAINST" PROPOSAL 5.)

Please sign exactly as the name appears on the reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or Limited Liability Company, then please sign in the entity name by authorized person.